Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated April 26, 2019, with respect to the consolidated financial statements of DJO Global, Inc. included in Amendment No. 1 to the Current Report on Form 8-K/A dated May 10, 2019 of Colfax Corporation.

/s/ Ernst & Young LLP

San Diego, California

May 8, 2019